SECURITIES ACT OF 1933 FILE NO:       (IF APPLICATION TO DETERMINE ELIGIBILITY
          OF TRUSTEE FOR DELAYED OFFERING PURSUANT TO SECTION 305(b)(2))
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             _______________________

                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
               OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)_______
                             ______________________

                        THE FIRST NATIONAL BANK OF BOSTON
               (Exact name of Trustee as specified in its charter)

                                   04-2472499
                      (I.R.S. Employer Identification No.)

100 Federal Street, Boston, Massachusetts                    02110
   (Address of principal executive offices)               (Zip Code)

                   Gary A. Spiess, Cashier and General Counsel
   100 Federal Street, 24th Floor, Boston, Massachusetts 02110 (617) 434-2870
                           __________________________

                                   VIACOM INC.
               (Exact name of obligor as specified in its charter)

  Delaware                                          04-2949533
(State or other jurisdiction of                   (I.R.S. Employer
 incorporation or organization)                   Identification No.)

200 Elm Street                                            02026
Dedham, Massachusetts                                   (Zip Code)
(Address of principal executive offices)

     VIACOM  INTERNATIONAL INC.             PARAMOUNT COMMUNICATIONS INC.
    (Exact name of Registrant as            (Exact name of Registrant as
      specified in its Charter)               specified in its Charter)
               Delaware                                Delaware
  (State or other jurisdiction of         (State or other jurisdiction of
   incorporation or organization)          incorporation or organization)
             04-2980402                              74-1330475
  (IRS Employer Identification No.)      (IRS Employer Identification No.)
            1515 Broadway                        15 Columbus Circle
        New York, NY  10036                  New York, NY 10023-7780
 (address, including zip code, and      (address, including zip code, and
telephone number, including area code,  telephone number, including area code,
of registrant's principal executive     of registrant's principal executive
              offices)                                offices)

                             Senior Debt Securities
                       Senior Subordinated Debt Securities
                          Subordinated Debt Securities
                         (title of Indenture Securities)

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

1.  General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

      Comptroller of the Currency of the United States, Washington D.C. Board of Governors of the Federal Reserve System, Washington, D.C. Federal Deposit Insurance Corporation, Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

      Trustee is authorized to exercise corporate trust powers.

2.  Affiliations with Obligor and Underwriters.

      If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

      None with respect to the Trustee.
       (See Notes on page 2)
      None with respect to Bank of Boston Corporation.

16. List of Exhibits.

      List below all exhibits filed as part of this statement of eligibility and qualification.

      1. A copy of the articles of association of the trustee as now in effect.

      A certified copy of the Articles of Association of the trustee is filed as Exhibit No. 1 to statement of eligibility and qualification No. 22-9514 and is incorporated herein by reference thereto.

      2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

       A copy of the certificate of T. McLean Griffin, Cashier of the trustee, dated February 3, 1978, as to corporate succession containing copies of the Certificate of the Comptroller of the Currency that The Massachusetts Bank, National Association, into which The First National Bank of Boston was merged effective January 4, 1971, is authorized to commence the business of banking as a national banking association, as well as a certificate as to such merger is filed as Exhibit No. 2 to statement of eligibility and qualification No. 22-9514 and is incorporated herein by reference thereto.

      3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2) above.

      A copy of a certificate of the Office of the Currency dated February 6, 1978 is filed as Exhibit No. 3 to statement of eligibility and qualification No. 22-9514 and is incorporated herein by reference thereto.

      4. A copy of the existing by-laws of the trustee, or instruments corresponding thereto.

      A certified copy of the existing By-Laws of the trustee dated December 23,1993 is filed as Exhibit No. 4 to statement of eligibility and qualifications No. 22-25754 and is incorporated herein by reference thereto.

      5.  The consent of the trustee required by Section 321(b) of the Act.

      The consent of the trustee required by Section 321(b) of the Act is annexed hereto and made a part hereof.

      6. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

      A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 6 and made a part hereof.

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                                      NOTES

     In answering any item in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

     The answer furnished to Item 2 of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.

                                    SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The First National Bank of Boston, a national banking association organized and existing under the laws of The United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and Commonwealth of Massachusetts, on the 28th day of April, 1994.


                         THE FIRST NATIONAL BANK OF BOSTON, Trustee


                         By /s/ ERIC J. DONAGHEY
                            ----------------
                            Eric J. Donaghey
                            Account Manager


                                    EXHIBIT 5

                               CONSENT OF TRUSTEE


    Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issue of Viacom Inc., Viacom International Inc. and Paramount Communications Inc. Senior Debt Securities, Senior Subordinated Debt Securities and Subordinated Debt Securities, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                         THE FIRST NATIONAL BANK OF BOSTON, Trustee


                         By /s/ ERIC J. DONAGHEY
                            ----------------
                            Eric J. Donaghey
                            Account Manager

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                                    EXHIBIT 6
 CONSOLIDATED REPORT OF CONDITION, INCLUDING DOMESTIC AND FOREIGN SUBSIDIARIES,
                                       OF
                        THE FIRST NATIONAL BANK OF BOSTON

     In the Commonwealth of Massachusetts, at the close of business on December 31, 1993. Published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter number 200. Comptroller of the Currency Northeastern District.

                                     ASSETS
                                                                       Dollar
                                                                      Amounts in
                                                                      Thousands
                                                                      ---------
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin  . . . . . . . $ 1,896,648.
          Interest-bearing balances   . . . . . . . . . . . . . . .     989,983
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2,120,299
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and
  Agreement subsidiaries, and in IBF's:
    Federal funds sold  . . . . . . . . . . . . . . . . . . . . . .     786,594
    Securities purchased under agreements to resell . . . . . . . .           0
Loans and lease financing receivable:
    Loans and leases, net of unearned income  . . . . $21,760,082
    LESS: Allowance for loan and lease losses . . . .     488,235
    LESS: Allocated transfer risk reserve . . . . . .           0
    Loans and leases, net of unearned income, allowance and reserve  21,271,847
Assets held in trading accounts . . . . . . . . . . . . . . . . . .     303,841
Premises and fixed assets (including capitalized leases)  . . . . .     317,599
Other real estate owned . . . . . . . . . . . . . . . . . . . . . .      42,600
Investments in unconsolidated subsidiaries and associated companies     118,921
Customers' liability to this bank on acceptances outstanding  . . .     374,873
Intangible assets . . . . . . . . . . . . . . . . . . . . . . . . .     307,582
Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . .   1,020,881
                                                                      ---------
       Total Assets . . . . . . . . . . . . . . . . . . . . . . . . $29,551,668
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                                   LIABILITIES
Deposits:
  In domestic offices . . . . . . . . . . . . . . . . . . . . . . . $13,331,731
  Noninterest-bearing . . . . . . . . . . . . . . . . $ 3,780,365
  Interest-bearing  . . . . . . . . . . . . . . . . .   9,551,366
In foreign offices, Edge and Agreement subsidiaries, and IBF's  . .   7,295,863
  Noninterest-bearing . . . . . . . . . . . . . . . .     525,888
  Interest-bearing  . . . . . . . . . . . . . . . . .   6,769,975
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and
  Agreement subsidiaries, and in IBF's:
    Federal funds purchased . . . . . . . . . . . . . . . . . . . .   1,302,034
    Securities sold under agreements to repurchase  . . . . . . . .     199,132
Demand notes issued to the U.S. Treasury  . . . . . . . . . . . . .      48,780
Other borrowed money  . . . . . . . . . . . . . . . . . . . . . . .   3,590,568
Mortgage indebtedness and obligations under capitalized leases  . .      14,180
Bank's liability on acceptances executed and outstanding  . . . . .     375,153
Subordinated notes and debentures . . . . . . . . . . . . . . . . .     598,835
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . .     723,480
                                                                        -------
     Total Liabilities  . . . . . . . . . . . . . . . . . . . . . . $27,479,757
                                                                    ===========

Limited-life preferred stock and equity capital . . . . . . . . . .           0

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus . . . . . . . . . . .     $     0
Common stock  . . . . . . . . . . . . . . . . . . . . . . . . . . .      75,200
Surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     893,227
Undivided profits and capital reserves  . . . . . . . . . . . . . .   1,076,870
LESS: Net unrealized loss on marketable equity securities . . . . .     (34,746)
Cumulative foreign currency translation adjustments . . . . . . . .      (8,132)
Total equity capital  . . . . . . . . . . . . . . . . . . . . . . .   2,071,911
                                                                      ---------
      Total Liabilities, Limited-life preferred stock, and equity . $29,551,668
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     I, Robert T. Jefferson, Comptroller of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                             Robert T. Jefferson

                                               February 9, 1994


     We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                              Charles G. Gifford
                              Ira Stepanian
                              Paul C. O'Brien
                                          Directors


                                               February 9, 1994